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                                                                    Exhibit 21.1

                              List of Subsidiaries
                              --------------------

Name Under Which Subsidiary Does Business          Jurisdiction of Incorporation
-----------------------------------------          -----------------------------

Focused Research, Inc.                                     California

New Focus Pacific Co.                                      China